UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2011

ALPHA NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Alpha Place, P.O. Box 2345,

Abingdon, VA 24212

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (276) 619-4410

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On October 19, 2011, ANR Receivables Funding, LLC (“ANR Receivables”) and Alpha Natural Resources, LLC, each of which are subsidiaries of Alpha Natural Resources, Inc. (the “Company”), certain financial institutions from time to time parties thereto as conduit purchasers, committed purchasers, purchaser agents and LC Participants (as defined therein) and PNC Bank, National Association, as administrator and LC Bank (as defined therein), entered into a Second Amended and Restated Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated as of October 19, 2011, which expires on October 17, 2014 (unless extended upon the terms provided for therein), pursuant to which ANR Receivables may sell to the financial institutions, on a revolving basis, up to $275 million of eligible trade receivables that have been contributed to ANR Receivables.

Under the terms of the Receivables Purchase Agreement, eligible trade receivables consist of trade receivables from certain of the Company’s operating subsidiaries. The amount available with respect to the receivables sold into the program is subject to customary limits and reserves, including limits based on obligor credit ratings. After an eligible receivable is contributed to ANR Receivables, the financial institutions purchase undivided percentage ownership interests in such receivables.  Although the participants in the program bear the risk of non-payment of purchased receivables, the Company has agreed to guarantee the performance of certain of the obligations of its operating subsidiaries to the participants with respect to various matters, including any defaults by the Company or its operating subsidiaries under the documents relating to the Receivables Purchase Agreement, and may be required to repurchase receivables which do not comply with the requirements of the program. Alpha Natural Resources, LLC, a subsidiary of the Company, services the receivables sold into the program.

The Receivables Purchase Agreement provides for the issuance of letters of credit on behalf of ANR Receivables (or, if requested, on behalf of one or more of its affiliates). Each letter of credit participant under the Receivables Purchase Agreement has committed to issue or participate in letters of credit, subject to its letter of credit commitment limits set forth in the Receivables Purchase Agreement.  ANR Receivables may also elect for funded purchases of receivables to be made.  Each committed lender party to the Receivables Purchase Agreement has committed to make funded purchases of receivables, subject to its commitment limits set forth in the Receivables Purchase Agreement.  The sum of the face amounts of all issued and outstanding letters of credit plus funded purchases may not exceed $275 million outstanding at any time. Collections under program receivables would be available to repay any drawings under the letters of credit and funded purchases.  Pursuant to the Receivables Purchase Agreement, ANR Receivables may request up to an aggregate of $50 million in increases in the revolving commitment from lender groups thereunder.  No lender group in the facility will be under any obligation to provide any additional commitments, and any increase in such commitments will be subject solely to the discretion of the applicable lender group.

The participants under the program will be entitled to receive payments reflecting a specified discount on amounts funded under the Receivables Purchase Agreement, including drawings under letters of credit, calculated on the basis of the interest rates provided for therein. ANR Receivables will pay PNC Bank, National Association a fee for providing its services as administrator. Certain other fees are payable to the participating financial institutions.

The Receivables Purchase Agreement and related documents contain affirmative, negative and financial covenants customary for financings of this type, including restrictions related to, among other things, liens, payments, merger or consolidation and amendments to the agreements underlying the receivables pool. The Receivables Purchase Agreement includes customary termination events for facilities of this type (with customary grace periods, if applicable), including, among other things, breaches of covenants, inaccuracies of representations and warranties, bankruptcy and insolvency events, changes in the rate of default or delinquency of the receivables above specified levels, a change of control and material judgments. A termination event would permit the administrator to terminate the program and enforce any and all rights, subject to cure provisions, where, applicable. Additionally, the Receivables Purchase Agreement contains cross-default provisions, which would allow the administrator to terminate the program in the event of non-payment of other material indebtedness when due, and any other event which results in the acceleration of the maturity of material indebtedness.

Some of the financial institutions and/or their affiliates participating in the program have or may have had various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including investment banking, underwriting and commercial banking services, including issuances of letters of credit, for which the financial institutions and/or affiliates receive customary fees, and, in some cases, out-of-pocket expenses.

The foregoing is a summary of the terms and conditions of the Receivables Purchase Agreement and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Receivables Purchase Agreement has been included solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about the Company or its subsidiaries or affiliates. The representations, warranties and covenants contained in the Receivables Purchase Agreement are made only for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Receivables Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Receivables Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description of Exhibit
10.1
Second Amended and Restated Receivables Purchase Agreement dated as of October 19, 2011, by and among ANR Receivables Funding, LLC, Alpha Natural Resources, LLC, the various financial institutions party thereto and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2011	Alpha Natural Resources, Inc. By: /s/ Vaughn R. Groves Name: Vaughn R. Groves Title: Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit	Description of Exhibit
10.1
Second Amended and Restated Receivables Purchase Agreement dated as of October 19, 2011, by and among ANR Receivables Funding, LLC, Alpha Natural Resources, LLC, the various financial institutions party thereto and PNC Bank, National Association.